Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-89576) of EnPro Industries, Inc. Retirement Savings Plan for Salaried Employees of our report dated June 29, 2006 relating to the financial statements of EnPro Industries, Inc. Retirement Savings Plan for Salaried Employees, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
June 29, 2006

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